Exhibit 99.1

Contact:
Lorin Crenshaw	225.388.7322

Albemarle reports first quarter 2014 results

BATON ROUGE, LA - April 16, 2014 –

First quarter 2014 highlights:

•	Earnings of $76.7 million, or $0.96 per share, excluding special and non-operating items.

•	Net sales of $656.7 million and EBITDA margin, excluding special and non-operating items, of 21 percent.

•	Cash flow from operations of $149 million, an increase of 51% from 1st quarter of 2013.

•	Initiated reduction of high cost aluminum alkyls supply capacity.

•	Reached agreement to sell antioxidants and certain pharmaceuticals businesses.

	Three Months Ended
	March 31,
In thousands, except per share amounts	2014	2013
Net sales	$656,679	$641,625
Segment income	$128,418	$134,840
Net income attributable to Albemarle Corporation	$56,583	$83,987
Diluted earnings per share	$0.71	$0.94
Non-operating pension and OPEB items(a)	0.11	(0.01)
Special items(b)	0.14	—
Diluted earnings per share, excluding special and non-operating pension and OPEB items	$0.96	$0.93

See accompanying notes and reconciliations to the condensed consolidated financial information.

Albemarle Corporation (NYSE: ALB) reported first quarter 2014 earnings of $56.6 million, or $0.71 per share, compared to first quarter 2013 earnings of $84.0 million, or $0.94 per share. Excluding special and non-operating pension and OPEB items (see notes to the condensed consolidated financial information), first quarter 2014 earnings were $76.7 million, or $0.96 per share, compared to $82.7 million, or $0.93 per share, for the first quarter of 2013. The Company reported net sales of $656.7 million in the first quarter of 2014, up from net sales of $641.6 million in the first quarter of 2013, driven mainly by higher volumes in both operating segments partly offset by lower pricing in Performance Chemicals.

As previously announced, effective January 1, 2014, the Company’s assets and businesses were aligned under two Global Business Units: Performance Chemicals, including Fire Safety Solutions, Specialty Chemicals and Fine Chemistry Services, and Catalyst Solutions, including Refinery Catalyst Solutions, Performance Catalyst Solutions and Antioxidants.

On April 15, 2014, the Company signed a definitive agreement to sell its antioxidant, ibuprofen and propofol businesses and assets to SI Group. Any potential impairment charge related to this agreement that may be reported in our Form 10-Q for the quarterly period ended March 31, 2014 is not reflected in the financial results included herein as the outcome of such analysis is pending completion.

“Despite the impact of inclement weather on our operations, first quarter results were generally consistent with our expectations,” stated Luke Kissam, President and CEO. “Cash generation was higher than our expectations, driven largely by improvements in working capital, pointing once again to the strength of our business portfolio. During the quarter, we used this cash to fund organic growth opportunities, repurchase approximately $50 million worth of stock and increase our dividend for the 20th year in a row. We also announced earlier today that we have entered into a contract with the SI Group for the sale of our antioxidants, ibuprofen and propofol businesses, a transaction that will, upon closing, increase our overall margin rates and allow us to continue to focus more sharply on our core businesses.”

Quarterly Segment Results

Performance Chemicals reported net sales of $360.5 million in the first quarter of 2014, a decrease of less than 1 percent compared to net sales in the first quarter of 2013, on unfavorable pricing impacts mainly in Fire Safety Solutions, partly offset by higher volumes mainly in Specialty Chemicals. Segment income for Performance Chemicals was $71.2 million in the first quarter of 2014, an 11 percent decline from $79.7 million in the first quarter of 2013, driven by unfavorable pricing due to market conditions, unfavorable utilities pricing and higher manufacturing costs, partly offset by favorable sales volumes due to market demand.

Catalyst Solutions generated net sales of $296.1 million in the first quarter of 2014, a 6 percent increase from net sales in the first quarter of 2013, primarily on favorable volumes and pricing in Refinery Catalysts Solutions, partly offset by unfavorable Performance Catalyst Solutions pricing. Catalyst Solutions segment income was $57.2 million in the first quarter of 2014, up 4 percent from first quarter 2013 results of $55.1 million, due primarily to strong volumes and pricing in Refinery Catalyst Solutions partly offset by higher manufacturing costs and commissions.

Corporate and Other

Corporate and other expense was $34.8 million ($20.7 million excluding non-operating pension and OPEB items) for the first quarter of 2014. The $19.5 million increase from the comparable period in 2013 was due primarily to higher pension and OPEB costs and incentive compensation costs.

Interest and financing expenses were $8.8 million for the first quarter of 2014 compared to $5.2 million for the first quarter of 2013, due primarily to decreases in interest capitalized on lower average construction work in progress balances in the 2014 period.

Excluding special and non-operating pension and OPEB items, our effective income tax rates were 23.7 percent and 24.6 percent for the first quarter of 2014 and 2013, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income, and benefits from a favorable mix of income in lower tax jurisdictions.

During the first quarter of 2014 we initiated action to reduce high cost supply capacity of certain aluminum alkyl products, primarily through the termination of a third party manufacturing contract. Based on the contract termination, we estimate costs of approximately $14.0 million for contract termination and volume commitments. Additionally, we have recorded an impairment charge of $3.0 million for certain capital project costs also related to aluminum alkyls capacity which we do not expect to recover. After income taxes, these charges were approximately $11.1 million, or $0.14 per share.

Cash Flow

Our cash flow from operations was approximately $149 million for the three months ended March 31, 2014, up 51 percent from the same period in 2013, and we had $524 million in cash and cash equivalents at March 31, 2014. During the first quarter of 2014, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $24 million, dividends to shareholders of $19.6 million and $50.0 million for repurchases of approximately 0.6 million shares of our common stock pursuant to the terms of our accelerated share repurchase program entered into in the first quarter.

Earnings Call

The Company’s performance for the first quarter ended March 31, 2014 will be discussed on a conference call at 9:00 AM Eastern Daylight time on April 17, 2014. The call can be accessed by dialing 888-713-4217 (International Dial-In # 617-213-4869), and entering conference ID 79868036. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer, and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. The Company is committed to global sustainability and is advancing its eco-practices and solutions in its two global business units: Performance Chemicals and Catalyst Solutions. Corporate Responsibility Magazine selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010, 2011 and 2013. Albemarle employs approximately 3,900 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings, and other information regarding the Company, its businesses and the markets we serve.

Forward-Looking Statements

Some of the information presented in this press release and the conference call and discussions that follow, including, without limitation, statements with respect to product development, changes in productivity, market trends, price, volume and mix changes, expected growth and earnings, input costs, surcharges, tax rates, stock repurchases, dividends, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through such increases; acquisitions and divestitures, and changes in performance of acquired companies; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber security breaches, and other innovation risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Albemarle Corporation and Subsidiaries
Consolidated Statements of Income
(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net sales	$656,679	$641,625
Cost of goods sold(a)	462,393	442,035
Gross profit	194,286	199,590
Selling, general and administrative expenses(a)	79,310	64,750
Research and development expenses	22,572	19,953
Restructuring and other charges, net(b)	17,000	—
Operating profit	75,404	114,887
Interest and financing expenses	(8,773)	(5,231)
Other income (expenses), net	1,149	(4,209)
Income before income taxes and equity in net income of unconsolidated investments	67,780	105,447
Income tax expense	12,446	26,192
Income before equity in net income of unconsolidated investments	55,334	79,255
Equity in net income of unconsolidated investments (net of tax)	8,901	10,261
Net income	64,235	89,516
Net income attributable to noncontrolling interests	(7,652)	(5,529)
Net income attributable to Albemarle Corporation	$56,583	$83,987
Basic earnings per share	$0.71	$0.95
Diluted earnings per share	$0.71	$0.94
Weighted-average common shares outstanding – basic	79,735	88,719
Weighted-average common shares outstanding – diluted	80,112	89,236

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In Thousands) (Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$524,043	$477,239
Other current assets	953,359	1,005,676
Total current assets	1,477,402	1,482,915
Property, plant and equipment	2,975,692	2,972,084
Less accumulated depreciation and amortization	1,635,354	1,615,015
Net property, plant and equipment	1,340,338	1,357,069
Other assets and intangibles	740,988	744,813
Total assets	$3,558,728	$3,584,797
LIABILITIES AND EQUITY
Current portion of long-term debt	$18,063	$24,554
Other current liabilities	405,136	411,809
Total current liabilities	423,199	436,363
Long-term debt	1,052,790	1,054,310
Other noncurrent liabilities	227,535	222,160
Deferred income taxes	127,603	129,188
Albemarle Corporation shareholders’ equity	1,604,751	1,627,361
Noncontrolling interests	122,850	115,415
Total liabilities and equity	$3,558,728	$3,584,797

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Selected Consolidated Cash Flow Data
(In Thousands) (Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash and cash equivalents at beginning of year	$477,239	$477,696
Cash and cash equivalents at end of period	$524,043	$434,904
Sources of cash and cash equivalents:
Net income	$64,235	$89,516
Proceeds from exercise of stock options	1,255	1,720
Working capital changes	39,826	—
Uses of cash and cash equivalents:
Working capital changes	—	(12,641)
Capital expenditures	(23,667)	(55,335)
Repurchases of common stock	(50,000)	(60,798)
Repayments of long-term debt	(101)	(3,604)
Repayments of other borrowings	(8,434)	—
Dividends paid to shareholders	(19,582)	(17,808)
Pension and postretirement contributions	(2,540)	(1,741)
Non-cash and other items:
Depreciation and amortization	27,809	25,244
Write-offs associated with restructuring and other	3,000	—
Pension and postretirement expense	16,669	1,582
Equity in net income of unconsolidated investments	(8,901)	(10,261)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries
Consolidated Summary of Segment Results
(In Thousands) (Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net sales:
Performance Chemicals	$360,543	$361,941
Catalyst Solutions	296,136	279,684
Total net sales	$656,679	$641,625
Segment operating profit:
Performance Chemicals	$75,923	$82,933
Catalyst Solutions	51,246	47,175
Total segment operating profit	127,169	130,108
Equity in net income of unconsolidated investments:
Performance Chemicals	2,917	2,308
Catalyst Solutions	5,984	7,953
Total equity in net income of unconsolidated investments	8,901	10,261
Net income attributable to noncontrolling interests:
Performance Chemicals	(7,652)	(5,529)
Total net income attributable to noncontrolling interests	(7,652)	(5,529)
Segment income:
Performance Chemicals	71,188	79,712
Catalyst Solutions	57,230	55,128
Total segment income	128,418	134,840
Corporate & other(a)	(34,765)	(15,221)
Restructuring and other charges, net(b)	(17,000)	—
Interest and financing expenses	(8,773)	(5,231)
Other income (expenses), net	1,149	(4,209)
Income tax expense	(12,446)	(26,192)
Net income attributable to Albemarle Corporation	$56,583	$83,987

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	Non-operating pension and OPEB items, consisting of mark-to-market (MTM) actuarial gains/losses as well as interest cost and expected return on assets, are included in Corporate & other as follows:

•
For the three months ended March 31, 2014 and 2013, net charges (benefits) amounting to $14.1 million ($8.9 million after income taxes, or $0.11 per share) and $(2.1) million ($1.3 million after income taxes, or $0.01 per share), respectively. The MTM actuarial loss in 2014 was $15.4 million ($9.8 million after income taxes, or $0.12 per share) and resulted from a curtailment related to one of our U.S. defined benefit pension plans and our supplemental executive retirement plan which required a remeasurement of the related assets and obligations during the first quarter. The curtailment was in connection with our workforce reduction plan initiated in the fourth quarter of 2013. There were no MTM actuarial gains/losses recorded during the three months ended March 31, 2013.

Although non-operating pension and OPEB items are included in cost of goods sold and selling, general and administrative expenses in accordance with GAAP, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Non-operating pension and OPEB items included in cost of goods sold and selling, general and administrative expenses are as follows (in millions):

	Three Months Ended
	March 31,
	2014	2013
Cost of goods sold:
MTM actuarial loss	$2.9	$—
Interest cost and expected return on assets, net	(0.5)	(0.7)
Total	$2.4	$(0.7)

Selling, general and administrative expenses:
MTM actuarial loss	$12.5	$—
Interest cost and expected return on assets, net	(0.8)	(1.4)
Total	$11.7	$(1.4)

(b)
The three month period ended March 31, 2014 includes net charges amounting to $17.0 million ($11.1 million after income taxes, or $0.14 per share) in connection with a reduction of aluminum alkyls high cost supply capacity.

Additional Information

It should be noted that Net income attributable to Albemarle Corporation (“earnings”), earnings per share and effective income tax rates which exclude special and non-operating pension and OPEB items, as well as presentations of segment operating profit, segment income, EBITDA, EBITDA excluding special and non-operating pension and OPEB items, EBITDA margin and EBITDA margin excluding special and non-operating pension and OPEB items are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items, EBITDA and EBITDA excluding special and non-operating pension and OPEB items to Net income attributable to Albemarle Corporation.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliations
(In Thousands)
(Unaudited)

Our segment information includes measures we refer to as “Segment operating profit,” “Segment income,” “EBITDA” and “EBITDA excluding special and non-operating pension and OPEB items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported Segment operating profit, Segment income, EBITDA and EBITDA excluding special and non-operating pension and OPEB items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, Segment income, EBITDA and EBITDA excluding special and non-operating pension and OPEB items should not be considered as alternatives to operating profit or net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of Segment operating profit and Segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended
	March 31,
	2014	2013
Total segment operating profit	$127,169	$130,108
Corporate & other	(34,765)	(15,221)
Restructuring and other charges, net	(17,000)	—
GAAP Operating profit	$75,404	$114,887
Total segment income	$128,418	$134,840
Corporate & other	(34,765)	(15,221)
Restructuring and other charges, net	(17,000)	—
Interest and financing expenses	(8,773)	(5,231)
Other income (expenses), net	1,149	(4,209)
Income tax expense	(12,446)	(26,192)
GAAP Net income attributable to Albemarle Corporation	$56,583	$83,987

See below for a reconciliation of Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items, EBITDA and EBITDA excluding special and non-operating pension and OPEB items, the non-GAAP financial measures, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. EBITDA excluding special and non-operating pension and OPEB items is defined as EBITDA before the special and non-operating pension and OPEB items as listed below.

	Three Months Ended
	March 31,
	2014	2013
Net income attributable to Albemarle Corporation	$56,583	$83,987
Add back:
Non-operating pension and OPEB items (net of tax)	8,944	(1,297)
Special items (net of tax)	11,145	—
Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items	$76,672	$82,690

Net income attributable to Albemarle Corporation	$56,583	$83,987
Add back:
Interest and financing expenses	8,773	5,231
Income tax expense	12,446	26,192
Depreciation and amortization	27,809	25,244
EBITDA	105,611	140,654
Non-operating pension and OPEB items	14,070	(2,069)
Special items	17,000	—
EBITDA excluding special and non-operating pension and OPEB items	$136,681	$138,585

Net sales	$656,679	$641,625
EBITDA Margin	16.1%	21.9%
EBITDA Margin excluding special and non-operating pension and OPEB items	20.8%	21.6%